UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 18, 2016

PETRONE WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30380	87-0652348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2200 N. Commerce Parkway Weston, Florida		33326
(Address of Principal Executive Offices)		(Zip Code)

(Registrant's telephone number, including area code: (855) 297-3876

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Note

On November 18, 2016 (the “Closing Date”), Petrone Worldwide, Inc. (“we,” “us,” “our,” “Company,” or “Corporation”) consummated a transaction with an accredited investor (“Buyer”), whereby, upon the terms and subject to the conditions of that certain securities purchase agreement (the “SPA”), Buyer agreed to invest up to $340,000.00 (the “Purchase Price”) in our Company in exchange for a convertible promissory note in the principal amount of $400,000.00 (the “Note”). The Note carries a prorated original issue discount of $60,000.00 and bears interest at the rate of 6% per year. On the Closing Date, the Buyer funded the first tranche under the Note, consisting of $34,000.00 in cash. Each tranche funded under the Note (each a “Tranche”), coupled with the accrued and unpaid interest relating to that respective Tranche, is due and payable twelve months from the funding date of the respective Tranche. Any amount of principal or interest that is due under each Tranche, which is not paid by the respective maturity date, will bear interest at the rate of 22% per annum until it is satisfied in full. The Buyer is entitled to, at any time or from time to time, convert each Tranche under the Note into shares of our common stock, at a conversion price per share equal to fifty five percent (55%) of the lowest traded price of the common stock for the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the Note. In connection with the issuance of the Note and SPA, we agreed to issue 450,000 shares of our common stock to Buyer. The Note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

The foregoing descriptions of the SPA and Note are qualified in their entirety by reference to such form of SPA and Note, which are filed hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Buyer is an accredited investor, Buyer acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2016, we amended Article 4 of our Articles of Incorporation (the “Amendment”), as amended (effective as of such date), to increase our authorized shares from 110,000,000 shares to 910,000,000 shares. To effect this increase, the Company’s Articles of Incorporation was amended to provide as follows:

“The authorized capital stock of the Corporation shall be 910,000,000 shares. The capital stock of the Corporation is divided into two classes: (1) Common Stock in the amount of 900,000,000 shares, having par value of $0.001 each, and (2) Preferred Stock in the amount of 10,000,000 shares, having par value of $0.001 each.”

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, which is filed hereto as Exhibit 3.1, and incorporated herein by reference

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, as filed with the Secretary of State of Nevada on December 1, 2016.
4.1	Form of Convertible Promissory Note
10.1	Form of Securities Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRONE WORLDWIDE INC.

Date: December 2, 2016	/s/ Victor Petrone
Name: Victor Petrone
Title: President/Chief Executive Officer

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